UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2019, William Paxson St. Clair, Jr. notified that the Board that he will resign as President of Cobalt Boats, LLC and as a member of the board of directors (the “Board”) of Malibu Boats, Inc. (the “Company”) and any other director, officer, board, manager, management position or other offices of the Company and its subsidiaries which he served, effective as of July 6, 2019, which is the conclusion of his two-year term under his employment agreement with the Company. Mr. St. Clair’s resignation was not due to any disagreement with the Company or management regarding operations, policies or practices.
Item 8.01.     Other Events.
In connection with Mr. St. Clair’s resignation, the Board appointed Mr. Shane Stanfill as President of Cobalt Boats, LLC, effective as of July 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: July 5, 2019	/s/ Jack Springer
Jack Springer
Chief Executive Officer